UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.
Date of Report: (Date of Earliest Event Reported) August 2, 2011
PANHANDLE OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5400 North Grand Blvd.,
Suite 300
Oklahoma City, OK	73112
(Address of principal executive offices)	(Zip code)
(405) 948-1560
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.
     On July 27, 2011, the board of directors of registrant approved the form of Clawback Agreement to be entered into with registrant’s executive officers: (i) Michael C. Coffman, President and CEO; (ii) Paul F. Blanchard, Jr., Senior Vice President and COO; (iii) Lonnie J. Lowry, Vice President, Chief Financial Officer and Secretary; (iv) Ben Spriestersbach, Vice President of Land; and (v) Robb P. Winfield, Controller and Chief Accounting Officer (collectively, “Executive Officers”).
     The Clawback Agreement requires a clawback of incentive compensation paid to Executive Officers in the event registrant’s financial statements are restated due to material noncompliance with the financial reporting requirements of the federal securities laws and the application of such restated financial statements would create an excess of what would have been paid to Executive Officers under registrant’s incentive compensation plans during the three-year period preceding the date of such restatement.
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On July 27, 2011, the board of directors of registrant amended and restated registrant’s bylaws by deleting Sections 1.12 and 1.13 and replacing such Sections with new Sections 1.12, 1.13 and 1.14. Former Section 1.14 became Section 1.15.
     The new Sections modify and clarify the advance notice and director qualification provisions of registrant’s bylaws. Section 1.12 provides what persons may be nominated as directors and what other business may be brought before Annual and Special Meetings of shareholders. Section 1.13 provides how nominations for directors and other business may be properly brought before Annual and Special Meetings of shareholders and the prescribed time periods for doing so. Section 1.14 requires that to be eligible to be a nominee for election as a director, certain information must be delivered to registrant within prescribed time periods.
ITEM 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit
Number	Description
(3)(ii)	Amended and Restated Bylaws as amended on July 27, 2011.

(10)(iii)(A)	Form of Clawback Agreement between registrant and its Executive Officers

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.
By:	/s/ Michael C. Coffman
Michael C. Coffman,
President and CEO

DATE: August 2, 2011

EXHIBIT INDEX

Exhibit
Number	Description
(3)(ii)	Amended and Restated Bylaws as amended on July 27, 2011

(10)(iii)(A)	Form of Clawback Agreement between registrant and its Executive Officers